As filed with the Securities and Exchange Commission on May 9, 2024

Registration No. 333-275579

Registration No. 333-269181

Registration No. 333-253720

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-275579

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-269181

Post-Effective Amendment No. 2 to Form S-3 Registration No. 333-253720

UNDER

THE SECURITIES ACT OF 1933

GAMIDA CELL LTD.

(Exact name of Registrant as specified in its charter)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

116 Huntington Avenue, 7th Floor

Boston, MA 02116

Tel: (617) 892-9080

(Address and telephone number, including area code of Registrant’s principal executive offices)

Gamida Cell Inc.

116 Huntington Avenue

Boston, MA 02116

Tel: (617) 892-9080

(Name, address, including zip code, and telephone number, of agent for service)

Copies to:

Divakar Gupta

Daniel I. Goldberg

Cooley LLP

55 Hudson Yards

New York, New York 10001

Tel: (212) 479-6000

Approximate date of commencement of proposed sale to the public: N/A. This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statements.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (each a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities Exchange Commission (the “SEC”) by Gamida Cell Ltd. (the “Registrant”):

●	Registration Statement on Form S-3 (File No. 333-275579), filed with the SEC on November 15, 2023, amended on December 6, 2023 and declared effective on December 14, 2023;

●	Registration Statement on Form S-3 (File No. 333-269181), filed with the SEC on January 11, 2023 and declared effective on January 20, 2023; and

●	Registration Statement on Form F-3 (File No. 333-253720), filed with the SEC on March 1, 2021; as amended by that certain Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 on Form S-3, filed with the SEC on June 1, 2022 and declared effective on June 3, 2022.

As previously disclosed, on March 27, 2024, pursuant to Part 10 to the Israeli Restructuring and Financial Rehabilitation Law, 2018, the Company filed a voluntary proceeding for restructuring in the District Court of Beersheba, Israel. On March 28, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) notified that Nasdaq will delist the Ordinary Shares, and, on April 25, 2024, Nasdaq filed a Form 25 with the SEC to remove the Ordinary Shares from listing on the Nasdaq. Following the effectiveness of the Form 25, the Company intends to file a Form 15 with the SEC to suspend its reporting obligations under the Exchange Act.

In connection with the foregoing, by filing these Post-Effective Amendments, the Company has terminated the offerings of the securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of post-effective amendment, removes from registration any and all of the securities that remain unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on May 9, 2024.

GAMIDA CELL LTD.

By:	/s/ Abigail Jenkins
	Name:	Abigail Jenkins
	Title:	President and Chief Executive Officer

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Gamida Cell Ltd., has signed this Post-Effective Amendment to Registration Statements on Form S-3 on May 9, 2024.

Authorized U.S. Representative – Gamida Cell Inc.

By:	/s/ Abigail Jenkins
	Name:	Abigail Jenkins
	Title:	President and Chief Executive Officer

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